IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:                                 *

CALIBER LEARNING NETWORK, INC.,        *   Case No. 01-5-9533-JFS
                                            Chapter 11)
          Debtor.                      *

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

                 DEBTOR'S MOTION FOR APPROVAL OF ASSET PURCHASE
                  AGREEMENT WITH SYLVAN LEARNING SYSTEMS, INC.
                 ----------------------------------------------


     Caliber Learning Network, Inc., the Debtor and Debtor-in-Possession (the "Debtor"), files this Motion for Approval of Asset Purchase Agreement with
Sylvan Learning Systems, Inc. (the "Sale Motion") and, in support thereof, states:

                                  JURISDICTION
                                  ------------

     1. This Court has jurisdiction to hear this matter pursuant to 28 U.S.C. Sections 157 and 1334, 11 U.S.C. Sections 105, 363, 365 and Federal Rules of Bankruptcy Procedure 6004 and 6006. Venue of this proceeding is proper in this judicial district pursuant to 28 U.S.C. Sections 1408 and 1409. This matter is a core proceeding pursuant to 28 U.S.C. Section 157.

     2. The relief sought by this Sale Motion is based upon 11 U.S.C. Sections 363 and 365 of the Bankruptcy Code and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure.

                           THE CHAPTER 11 PROCEEDINGS
                           --------------------------

     3. On June 15, 2001 (the "Petition Date"), the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

     4. Since the initiation of this bankruptcy case, the Debtor has remained in possession of its property and continues to manage its financial affairs as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     5. On July 3, 2001, the United States Trustee appointed an official committee of unsecured creditors (the "Committee"). No Trustee or examiner has been appointed.

                     THE DEBTOR AND ITS BUSINESS OPERATIONS
                     --------------------------------------

     6. The Debtor is a Maryland corporation with its principal place at 509 South Exeter Street, Suite 400, Baltimore, Maryland. The Debtor owns and operates a distance learning network integrating wide-area network computing and Internet technology and provides an e-learning infrastructure and services to major corporations in support of their strategic initiatives, enabling corporations to rapidly disseminate important corporate knowledge throughout their widespread organization.

     7. Prior to the Petition Date, the Debtor operated a network of technologically connected classrooms (the "Learning Centers") in major cities throughout the United States and Canada. Due to the change in the focus of the business, the Debtor closed all of its Learning Centers and focused its business on e-learning infrastructure.

     8. The Debtor has been forced to make some difficult decisions during, and immediately prior to, its bankruptcy filing. Twice, the Debtor has been required to make significant reductions in its workforce. Additionally, the Debtor has closed all of the Learning Centers, and has rejected the majority of its unexpired leases of non-residential real property. After due consideration, and in the exercise of its business judgment, the Debtor has determined that the best scenario for maximizing the value of its assets is to sell the majority of its remaining assets to the highest and best offer. Moreover, it is critical that the Debtor is permitted to effectuate a sale of the Assets as quickly as possible in order to preserve the remaining value of the Assets.

                     RELIEF REQUESTED AND BASIS FOR RELIEF
                     -------------------------------------

     9. By this Motion, the Debtor seeks entry of an Order under 11 U.S.C. Sections 105, 363 and 365 and Fed. R. Bankr. P. 6004 and 6006 authorizing the sale of certain assets, free and clear of all liens, claims, interests and encumbrances and authorizing the assumption and assignment of certain contracts pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") with Sylvan Learning Systems, Inc. or its assigns ("Sylvan") whereby it intends to sell to Sylvan substantially all of its remaining assets. A copy of the Asset Purchase Agreement is attached hereto as Exhibit A.

     10. After extensive discussions and negotiations, the Debtor has reached an agreement, subject to Bankruptcy Court approval, to sell substantially all of its assets as more fully set forth in the Asset Purchase Agreement (the "Assets") to Sylvan for the aggregate amount of $750,000 (the "Purchase Price"). The Purchase Price shall be paid by: (i) offsetting and reducing, on a dollar-for-dollar basis, the amount owed by the Debtor to Sylvan under (a) sums outstanding, if any under any Post-Petition Secured Promissory Notes from the Debtor to Sylvan,[Footnote 1] and (b) a certain Secured Promissory Note from the Debtor to Sylvan in the original amount of $300,000 dated June 8, 2001 (collectively, the "Sylvan Credit") and (ii) to the extent the Purchase Price exceeds the amount of the Sylvan Credit, Sylvan will pay the difference at the closing in immediately available funds. Sylvan asserts an additional pre-petition secured claim against the Debtor in the approximate principal amount of $6.1 million. Sylvan and the Debtor


-------------
1 The Debtor has debtor-in-possession financing with availability up to $1,500,000 with Sylvan, but has not yet had the need to draw on that line of credit. To the extent that the Debtor incurs debt under this facility, or any new facilities, the amount of this debt can also be used by Sylvan in its credit bid in accordance with the terms of the Asset Purchase Agreement.

have agreed that this claim will not be available to Sylvan for any credit bid under the Asset Purchase Agreement and all parties reserve all of their rights with respect to this claim.

     11. The Asset Purchase Agreement provides for the sale of the Assets free and clear of any and all Liabilities (as that term is defined in the Asset Purchase Agreement).

     12. The Assets being sold by the Debtor consist of the following:

          (a) all machinery, equipment, furniture, furnishings and similar property (collectively, "FF&E") set forth on Schedule 2.1(a), and all other FF&E used or held for use by Seller in connection with the Business as conducted by Seller since June 8, 2001);

          (b) all of the Seller's Intellectual Property (as that term is defined in the Asset Purchase Agreement):

          (c) all inventories, including all unused or reusable materials, stores, parts, supplies and work in process;

          (d) all contracts, agreements, licenses and other commitments (i) set forth on Schedule 2.1(d) and/or (ii) entered into by Seller between the date hereof and the Closing Date which Buyer (in its sole discretion) agrees to assume as of the Closing Date (collectively, the "Purchased Contracts"), including, without limitation all rights to receive goods and services pursuant to such Purchased Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Purchased Contracts;

          (e) all unearned cash and cash equivalents received by Seller prior to the Closing as prepaid amounts, deferred liabilities, advance payments and security deposits, solely to the extent such items correspond to the obligations which remain to be performed by Buyer after Closing under the Purchased Contracts;

          (f) all unearned credits, prepaid expenses, deferred charges, advance payments and security deposits paid by Seller prior to Closing in connection with the Purchased Contracts;

          (g) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of Seller, all technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials, including, without limitation, with respect to any Seller Intellectual Property, and all advertising matter, catalogues, price lists, correspondence, mailing lists, lists
     of  customers,   distribution   lists,
     production data, sales and promotional materials and records, purchasing materials and records, personnel records and all rights relating to such personnel, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, and sales order files (collectively, the "Purchased Materials"), but excluding any financial records or reports, accounts receivable and payable records, tax returns, privileged documents or work product (other than such documents or work product relating to the Purchased Assets);

          (h) all Governmental Approvals (as that term is defined in the Asset Purchase Agreement), to the extent transferable under Applicable Law (as that term is defined in the Asset Purchase Agreement); and

          (i) all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Purchased Assets.


     13. The Assets, taken as a whole, constitute substantially all the properties and assets relating to or used and held for use in connection with the Debtor's business since June 8, 2001.

     14. The Debtor has engaged Penta Advisory Services, LLC ("Penta") to provide a valuation of the Assets. Penta has completed its preliminary appraisal and, subject to adjustment in the final appraisal, places a market value on the Assets in the range of $750,000 to $1.5 million.

     15. Based on the preliminary valuation of Penta, the Debtor believes that the Purchase Price represents the reasonable fair market value for the Assets. Furthermore, the ability for the submission and consideration of higher and better offers prior to any hearing to approve the Asset Purchase Agreement provides assurances that the Purchase Price is reasonable. In addition, prior to entering into the Asset Purchase Agreement with Sylvan, the Debtor sent out private placement memoranda to various specially-targeted entities. By the private placement memoranda, the Debtor sought a purchaser of the Assets or a strategic investor/partner. Although the Debtor received no concrete offers as a result of the circulation of the private placement memorandum, there has been some indication that at least one additional entity may consider offering a higher and better offer for the Assets during the bidding process. Additionally, this process may spark others to come forward. Even if an additional offer does not materialize, based on current valuations, Sylvan's offer is reasonable.

     16. A summary of the Debtor's schedules and statement of financial affairs reflects the following scheduled assets as of the Petition Date: (i) financial accounts: $342,414.32, (ii) security deposits: $370,407.50, (iii) audio, video and computer equipment: $12,597,323.87, (iv) accounts receivable: $2,226,743.27,
(v) office equipment and furnishings: $9,285,277.10, (vi) equipment and supplies used in business: $643,454.82, and (vii) other personal property: $15,299,969.87 (the "Scheduled Assets").

     17. It should be noted that the value of the Scheduled Assets is at book value, which, generally under GAAP, is equal to the actual cost of the asset minus depreciation. Accordingly, while accurate for accounting purposes, the scheduled value does not reflect the amount that could be realized from the Scheduled Assets if converted to cash over a reasonable time.

     18. Additionally, a substantial portion of the Scheduled Assets are in the nature of personal property which was acquired by virtue of equipment "leases." The Debtor believes that the "leases" are disguised financing arrangements and not true leases. Moreover, most of the personal property was used by the Debtor, pre-petition, in its out of state Learning Centers--these are the Learning Centers which the Debtor has now closed. With respect to much of its personal property which it acquired by virtue of the CIT "leases," the Debtor conferred with a nationally-known equipment liquidation specialist who reviewed the property and who made proposals and gave parameters for conducting a sale of the property. Based on these proposals, the Debtor determined that the sale value of the property was speculative and that the cost of a potential sale would be prohibitive and expose the estate to a net loss. Accordingly, the Debtor abandoned substantially all of the personal property in the Learning Centers.

     19. The Debtor's substantial liabilities are also a countervailing force against the value of its assets. A summary of the Debtor's schedules and statement of financial affairs reflects the following liabilities as of the Petition Date: (i) secured claims of Sylvan: $6,400,000.00, (ii) priority claims for wages: $46,905.00, (ii) claim of CIT pursuant to "lease" of personal property: $13,000,000.00, and (iv) general accounts payable: $5,040,797.75.

     20. The Asset Purchase Agreement provides for a "break-up fee" payable to Sylvan, as an allowed administrative claim under certain circumstances, as more fully set forth in section 9.1 of the Asset Purchase Agreement.

     21. Simultaneously with this Sale Motion, the Debtor has also filed a Motion for an Order (i) Establishing Bidding Procedures for Sale of Certain Assets Free and Clear of Liens, Claims, Encumbrances and Interests Pursuant to 11 U.S.C. Section 363, (ii) Authorizing the Assumption and Assignment of Certain Executory Contracts Pursuant to 11 U.S.C. Section 365; (iii) Approving Break-Up Fee, (iv) Approving Form and Manner of Notices of Sale and (iv) Providing Related Relief (the Bidding Procedures Motion").

     22. By this Sale Motion, the Debtor seeks the entry of an order substantially in the form annexed hereto (the "Proposed Order"), which provides for, inter alia:

          (a) Approving the terms and conditions of the Asset Purchase Agreement and authorizing the Debtor to sell and/or assign (or where required, to assume and assign) to Sylvan (or such entity that submits a higher or better offer) all of the Debtor's right, title and interest in and to the Assets as set forth in the Asset Purchase Agreement, pursuant to 11 U.S.C. Sections 105(a), 363 and 365, free and clear of any and all liens, claims, encumbrances and interests, including but not limited to claims of lienholders, with any liens, claims, encumbrances and interests attaching solely to the consideration paid by Sylvan;

          (b) Authorizing the Debtor to assume and assign certain executory contracts that Sylvan elects to assume as set forth in the Asset Purchase Agreement pursuant to 11 U.S.C. Section 365; and

          (c) Finding that Sylvan is a good faith purchaser of the Assets within the meaning of Section 363(m) of the Bankruptcy Code.

        A SOUND BUSINESS JUSTIFICATION EXISTS FOR THE SALE OF THE ASSETS
        ----------------------------------------------------------------

     23. Ample authority exists for the approval of the Asset Purchase Agreement. Section 363 of the Code authorizes a debtor to sell assets of the estate out of the ordinary course of business if there is a sound business justification for doing so. In re Lionel Corp., 722 F.2d 1063, 1070 (2nd Cir.
1983); In re Naron & Wagner, Chartered., 88 B.R. 85, 89 (Bankr. D. Md. 1988) (adopting standard set forth in Lionel Corp.). See also, McDow v. Official Committee of Equity Security Holders of Criimi Mae Inc., 247 B.R. 146, 149 (D. Md. 1999) ("court may authorize the use of estate property other than in the ordinary course of business when some business justification for doing so exists"); In re Phoenix Steel Corp., 82 B.R. 334, 335-36 (Bankr. D. Del. 1987) (stating that judicial approval of a Section 363 sale requires a showing that the proposed sale is fair and equitable, a good business reason exists for completing the sale and the transaction is in good faith).

     24. The "sound business purpose" inquiry requires a debtor to establish four elements to sell property outside the ordinary course of business, namely,
(a) that a "sound business purpose" justifies the sale of assets outside the ordinary course of business, (b) that adequate and reasonable notice has been provided to interested persons; (c) that the debtor has obtained a fair and reasonable price and (d) good faith. See In re Titusville Country Club, 128 B.R. 396 (Bankr. W.D. Pa. 1991); In re Sovereign Estates, Ltd., 104 B.R. 702, 704 (Bankr. E.D. Pa. 1989). Moreover, courts have made it clear that a debtor's showing of a sound business justification need not be unduly exhaustive; a debtor is "simply required to justify the proposed disposition with some sound business reason.")

     25. Here, the Debtor submits that the decision to sell the Assets is based upon the Debtor's sound business judgment and should be approved. The Debtor has worked diligently in targeting aspects of its business which deplete its resources and operations, and has rejected several leases which provide no value to the estate. While the Debtor has been successful in collecting its accounts receivable, (which were valued, as of the Petition Date, at approximately $2.2 million), it has not been able to obtain a significant amount of new contracts to sustain its operations and profitability over any extended period. It has been surviving primarily by cash on hand and the collection of its accounts receivable. While it has not yet had to draw down on its DIP financing facility, the Debtor does not believe it will be able to sustain its business operations at a rate needed to fund a plan of reorganization. Based on its sound business judgment, the Debtor believes that an immediate sale of the majority of its remaining assets, while they continue to have added value as a going concern, will bring the highest and best price, whether from Sylvan, or whether from another bidder.

         SALE FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES OR INTERESTS
         ---------------------------------------------------------------

     26. In order to facilitate a sale of the Assets, the Debtor requires that the Assets be sold free and clear of any and all liens, claims and encumbrances that may be asserted, with such liens, claims and encumbrances to attach to the proceeds of sale. Sylvan asserts a blanket lien on the Debtor's assets in accordance with a pre-petition claim in the approximate principal amount of $6.1 million, as well as an additional loan in the amount of $300,000.[Footnote 2]. Additionally, the Debtor has a debtor-in-possession financing facility (the "DIP Loan") with Sylvan pursuant to which Sylvan is granted a lien on the Debtor's assets. At this time, the Debtor has not drawn down on the DIP Loan.

-------------
2 The $6.1 million claim may be subject to avoidance by the Debtor. As discussed above, this secured claim will not be available for use as a credit bid. However, the lien will attach to the sale proceeds to the same nature, extent and priority as the lien attaches to the Assets and subject to the rights of the parties to challenge the lien.

     27. On or about April 14, 1997, the Debtor entered into a Lease Agreement (the "Lease") with SHL Financial Services, Inc. ("SHL"), the predecessor-in-interest to CIT. Pursuant to the Agreement, the parties entered into and executed separate schedules which specified items which were subject to the Agreement (collectively, the "Schedules"). Certain of the Assets to be sold includes Equipment listed on the Schedules and purportedly "leased" by the Debtor. Subsequently, the assets of SHL were acquired by CIT. CIT is the successor-in-interest to SHL. It is the Debtor's position that the Lease is a disguised financing arrangement and that the resultant claim is unsecured due to the lack of a valid security interest or properly filed financing statement. CIT disputes the legal effect of the Lease and the Schedules, i.e., whether the Lease and the Schedules represent a "true lease" or a disguised financing statement. Because of the nature of this issue, CIT's interest in the Assets is in bona fide dispute.

     28. All liens on the Assets will be satisfied or will attach to the proceeds of sale of the Assets with the same force, effect and priority as such liens have on the Assets, subject to the rights and defenses, if any, of the Debtor and any party in interest with respect thereto. In other words, the closing under the Asset Purchase Agreement is not dependant upon a determination of the amount and priority of the liens of Sylvan, CIT, or any other party who may assert liens.

     29. Pursuant to Section 363(f) of the Bankruptcy Code, a sale of a debtor's assets may be completed free and clear of all liens, encumbrances or any other such interest in the property to be sold if:

          (a) applicable non-bankruptcy law permits sale of such property free and clear of such interest;

          (b) such entities consent;

          (c) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property

          (d) such interest is in bona fide dispute; or

          (e) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest. 11 U.S.C.
     Section 363(f).

     30. Bankruptcy Code Section 363 (f) is stated in the disjunctive when a sale is proposed free and clear of liens pursuant to Section 363 (b); it is only necessary for the debtor-in-possession to satisfy only one of the five conditions of Section 363 (f). The Debtor believes, and therefore avers, that it will be able to demonstrate that it has satisfied one or more of these conditions with respect to each and every entity having an interest in or lien upon the Assets and that it should be authorized to sell the Assets free and clear of all such liens, claims, encumbrances and interests pursuant to the Asset Purchase Agreement. Specifically, the Debtor avers that all lienholders, governmental units and any other creditors either have or will consent to the sale under Section 363 (f) (2), that such liens are in bona fide dispute, or that the interests are liens that the party the lien could be compelled, in a legal or equitable proceeding, to accept money satisfaction for such lien, or that applicable non-bankruptcy law permits the proposed sale free and clear of any such liens or encumbrances.

                ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS
                ------------------------------------------------

     31. To facilitate and effectuate the sale of the Assets, the Debtor seeks to assign certain executory contracts to Sylvan pursuant to the provisions of 11 U.S.C. Section 365.

     32. Section 365 (a) of the Bankruptcy Code provides, in pertinent part, that a debtor-in-possession "subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor." 11 U.S.C.
Section 365(a). The standard governing whether to approve a motion pursuant to Section 365 of the Bankruptcy Code is the business judgment test, which requires a showing that the proposed course of action will be advantageous to the estate and the decision was based on sound business judgment. Lubrizol Enterprises. Inc. v Richmond Metal Finishers. Inc., 756 F.2d 1043, 1046 (4th Cir. 1985).

     33. Pursuant to Section 365(f), a debtor-in-possession may assume and assign an executory contract so long as the non-debtor party to the executory contract is provided "adequate assurance of future performance" by the assignee of such contract or lease. The Bankruptcy Code does not define "adequate assurance," but courts have concluded that "Congress intended that the words 'adequate assurance' be given a practical pragmatic construction - to be determined in the facts of each particular case." In re Sandshoe Worldwide Corporation, 139 B.R. 585, 592 (S.D.N.Y. 1992) quoting In re Bygraph, Inc., 56 B.R. 596, 605 (Bankr. S.D.N.Y. 1986). The chief determinant is whether the money to be paid by the debtor under such contracts will be paid by the assignee. Id.

     34. Among other things, adequate assurance may be given by demonstrating the assignee's financial health and experience in managing the type of enterprise or property assigned. In re Bygaph, 56 B.R. 596, 605-06 (Bankr.S.D.N.Y. 1986) (adequate assurance of future performance is present when prospective assignee of a lease has financial resources and has expressed a willingness to devote sufficient funding to business in order to give it strong likelihood of succeeding). Here, Sylvan is a financially-sound publicly-traded corporation which has the financial wherewithal and ability to perform under the Debtor's executory contracts that are to be assigned pursuant to the Asset Purchase Agreement.

                BUYER'S GOOD FAITH UNDER 11 U.S.C. SECTION 363(M)
                -------------------------------------------------

     35. The terms of the Asset Purchase Agreement have been reached after arms' length negotiations in good faith by the Debtor and Sylvan and, under the circumstances, are fair and reasonable. Moreover, subject to the opportunity for others to submit higher and better offers, Sylvan's offer is the highest and best offer received by the Debtor. The Debtor believes that Sylvan is proceeding in good faith in the purchase of the Debtor's Assets and is therefore entitled to the rights, benefits and protection of Section 363 (m) of the Bankruptcy Code.

           ELIMINATION OF 10-DAY STAY UNDER FED. R. BANKR. P. 6004(G)
           ----------------------------------------------------------

     36. Pursuant to Bankruptcy Rule 6004 (g), unless the Court order otherwise, all orders authorizing the sale of property pursuant to section 363 of the Bankruptcy Code are automatically stayed for 10 days after the entry of the order. In order to preserve the going-concern value of the Assets and avoid the risk of deterioration in such value by delay in consummating the transactions contemplated in the Asset Purchase Agreement, Sylvan has requested that closing take place as soon as possible. Accordingly, the Debtor requests that the Court eliminate the 10-day stay period of Bankruptcy Rule 6004 (g).

                            NOTICE OF THE SALE MOTION
                            -------------------------

     37. A notice of the Sale Motion prepared in accordance with the standards set forth in In re Naron & Wagner, Chartered., 88 B.R. 85, 89 (Bankr. D. Md.
1988), has been sent to those parties entitled to such notice in accordance with Federal Rule of Bankruptcy Procedure 2002.

     WHEREFORE, for the foregoing reasons, Caliber Learning Network, Inc., respectfully requests the following relief:

     (A) That the Court enter an Order approving the sale of the Debtor's assets, free and clear of all liens, security interests, pledges, leases, encumbrances and other interests pursuant to the terms set forth in the Asset Purchase Agreement;

     (B) That the Court authorize the Debtor to assume and assign (pursuant to the Asset Purchase Agreement) the executory contracts set forth in the Asset Purchase Agreement and to cure any defaults thereunder;

     (C) That the Court eliminate the 10-day stay period of Bankruptcy Rule 6004 (g); and

     (D) That the Court grant the Debtor such other and further relief as is just and equitable.


                                             /s/ JOEL I. SHER
                                             -----------------------------------
                                             Joel I. Sher, Bar No. 00719
                                             Kimberly M. Stoker, Bar No. 08217
                                             Shapiro Sher & Guinot
                                             36 South Charles Street
                                             Suite 2000
                                             Baltimore, Maryland  21201
                                             (410) 385-0202

                                             Attorneys for Caliber Learning
                                               Network, Inc.

                             CERTIFICATE OF SERVICE
                             ----------------------

     I HEREBY CERTIFY that on this 13th day of August, 2001, a copy of the foregoing Motion for Approval of Asset Purchase Agreement with Sylvan Learning Systems, Inc. was sent, by first-class mail to:

                           Mark A. Neal,  Esquire
                           Acting Assistant  United States  Trustee
                           Office of the United States  Trustee
                           300 West Pratt Street
                           Suite 350
                           Baltimore, Maryland 21201

                           Richard L. Wasserman, Esquire
                           Venable Baetjer & Howard
                           Two Hopkins Plaza
                           Suite 1800
                           Baltimore, Maryland 21201

                           Jeffrey Orenstein, Esquire
                           One Central Plaza
                           11300 Rockville Pike, Suite 408
                           Rockville, Maryland 20852

                           Attached Service List



                                             /s/ KIMBERLY M. STOKER
                                             -----------------------------------
                                             Kimberly M. Stoker

                                                                  EXECUTION COPY







                            ASSET PURCHASE AGREEMENT

                                 by and between
                          SYLVAN LEARNING SYSTEMS, INC.
                                       and
                         CALIBER LEARNING NETWORK, INC.

                                 August 13, 2001

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of the 13th day of August, 2001, by and between SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation, or its assigns ("Buyer"), and CALIBER LEARNING NETWORK, INC., a Maryland corporation, as a debtor in possession ("Seller").


                                    RECITALS
                                    --------

     WHEREAS, Seller is engaged in the business of providing internet-based learning and communication services (the "Business"); and

     WHEREAS, Seller is a debtor in possession under the Chapter 11 bankruptcy case pending in the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court"), In re Caliber Learning Network, Inc., Bankruptcy Case No. 01-59533-JS (the "Bankruptcy Case"); and

     WHEREAS, Seller desires to sell the Purchased Assets (defined in Section 2.1) to Buyer, and Buyer desires to purchase the Purchased Assets from Seller, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

     Capitalized terms used in this Agreement without definition shall have the meanings set forth in this Article I.

     1.1 AGREEMENT. "Agreement" shall mean this Asset Purchase Agreement, together with the Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

     1.2 APPLICABLE LAW. "Applicable Law" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of, or agreements with, any Governmental Authority.

     1.3 AFFILIATE. An "Affiliate" of a Person shall mean a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

     1.4 CONSENT. "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person.

     1.5 GOVERNMENTAL APPROVAL. "Governmental Approval" shall mean any Consent of, with or to any Governmental Authority.

     1.6 GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any federal, state or local court, agency, department, board, commission, bureau, governmental body or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     1.7 INTELLECTUAL PROPERTY. "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, revisions, renewals, reexaminations, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable or patented and whether or not reduced to practice), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data, pricing and cost information, marketing plans and proposals and customer and supplier lists; (iii) all copyrights, copyright registrations and applications therefor and all renewals thereof and all other rights corresponding thereto throughout the world;
(iv) all industrial designs and any registrations and applications therefor throughout the world and renewals thereof; (v) all trade names, corporate names, trade dress, logos, common law trademarks and service marks, together with all translations, adaptations, derivations and combinations thereof and all goodwill associated therewith; (vi) all trademark and service mark registrations and applications therefor and renewals thereof and all goodwill associated therewith throughout the world; (vii) all domain names, uniform resource locators and other Internet or similar addresses or identifiers (collectively, "Domain Names"); (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data and all media on which any of the foregoing is recorded; (x) all similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

     1.8 LIABILITIES. "Liabilities" shall mean any liability, commitment, mortgage, pledge, hypothecation, right of others, claim, defense, interest, debt, payable, judgment, decree, order, security interest of any kind, lien, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, equity, option, right of first refusal, charge or other restrictions, limitations or obligations, either accrued, absolute, contingent, or otherwise, matured or unmatured, known or unknown of every kind and nature whatsoever.

     1.9  PERSON.  "Person"  shall  mean  any  individual,   firm,  partnership,
association, joint venture, limited liability company, corporation, company, trust, business trust, Governmental Authority or other entity.

     1.10 REGISTERED INTELLECTUAL PROPERTY. "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; (iv) Domain Name registrations and other registrations, subscriptions and memberships related to the Internet; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, regulatory, standards, government or other public or private legal authority.

     1.11 SELLER INTELLECTUAL PROPERTY. "Seller Intellectual Property" shall mean any and all Intellectual Property that is owned by Seller or in which Seller has any rights (by license or otherwise).


                                   ARTICLE II
                                   ----------
                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     2.1 PURCHASED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing (defined in Section 3.1), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller all
right,   title  and  interest  of  Seller  in  and  to  the   following   assets
(collectively,   the  "Purchased   Assets")  free  and  clear  of  any  and  all
Liabilities:

          (a) all machinery, equipment, furniture, furnishings and similar property (collectively, "FF&E") set forth on Schedule 2.1(a), and all other FF&E used or held for use by Seller in connection with the Business as conducted by Seller since June 8, 2001;

          (b) all of the Seller Intellectual Property;

          (c) all inventories, including all unused or reusable materials, stores, parts, supplies and work in process;

          (d) all contracts, agreements, licenses and other commitments (i) set forth on Schedule 2.1(d) and/or (ii) entered into by Seller between the date hereof and the Closing Date which Buyer (in its sole discretion) agrees to assume as of the Closing Date (collectively, the "Purchased Contracts"), including, without limitation all rights to receive goods and services pursuant to such Purchased Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Purchased Contracts;

          (e) all unearned cash and cash equivalents received by Seller prior to the Closing as prepaid amounts, deferred liabilities, advance payments and security deposits, solely to the extent such items correspond to the obligations which remain to be performed by Buyer after Closing under the Purchased Contracts;

          (f) all unearned credits, prepaid expenses, deferred charges, advance payments and security deposits paid by Seller prior to Closing in connection with the Purchased Contracts;

          (g) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of Seller, all technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials, including, without limitation, with respect to any Seller Intellectual Property, and all advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records and all rights relating to such personnel, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, and sales order files (collectively, the "Purchased Materials"), but excluding any financial records or reports, accounts receivable and payable records, tax returns, privileged documents or work product (other than such documents or work product relating to the Purchased Assets);

          (h) all Governmental Approvals, to the extent transferable under Applicable Law; and

          (i) all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Purchased Assets.

     2.2 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions set forth in this Agreement, at the Closing, Buyer shall assume and agree to pay, honor and discharge when due in the ordinary course of business, Seller's obligations under the Purchased Contracts solely to the extent such obligations arise after the Effective Time of Closing (defined in Section 3.1) (collectively, the "Assumed Liabilities"). Notwithstanding any other provision hereof, except for the Assumed Liabilities, Buyer shall not assume or otherwise be responsible or liable for in any respect any Liabilities of Seller, whether relating to or arising out of the operation of the Business or the ownership of the Purchased Assets or otherwise (the "Excluded Liabilities"). Seller shall at all times remain liable and responsible for the Excluded Liabilities.

     2.3 PURCHASE PRICE. At the Closing, subject to the terms and conditions set forth in this Agreement, Buyer agrees to pay or cause to be paid to Seller for the Purchased Assets Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Purchase Price"). The

Purchase Price shall be payable by Buyer at the Closing by offsetting and reducing, on a dollar for dollar basis, the amount, if any, (as of the Closing
Date) owed by Seller to Buyer under (i) any and all Post-Petition Secured Promissory Notes from Seller to Buyer, and (ii) that certain Secured Promissory Note from Seller to Buyer in the original face amount of $300,000.00 dated June 8, 2001 (collectively, the "Caliber Debt"); provided, however, that to the extent the Purchase Price exceeds the amount of the Caliber Debt, Buyer agrees to pay the difference at the Closing in cash or by wire transfer of immediately available funds to an account identified by Seller to Buyer at least two (2) business days prior to the Closing.

     2.4 ALLOCATION OF PURCHASE PRICE. For tax purposes, the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets by Buyer, in Buyer's sole discretion, subject only to the consent of Seller, which consent shall not be unreasonably withheld or delayed. The parties agree (i) to report the transactions contemplated hereby in accordance with such allocation in computing their taxable income and otherwise in preparing and filing their tax returns for federal, state and local income tax purposes; and (ii) that, in the event any audit, proceeding, suit, action or investigation is brought against the other party by or before any Governmental Authority, each party will at all times maintain and defend the reporting positions agreed on in this Agreement, and use its respective best efforts to obtain a settlement or resolution consistent with such position in any such proceeding.


                                   ARTICLE III
                                   -----------
                                   THE CLOSING
                                   -----------

     3.1 PLACE AND DATE. Subject to Article X hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201 (or at such other location as may be mutually agreed by the parties in writing) on such date that is two (2) business days after all conditions to Closing hereunder are satisfied or waived (the "Closing Date"). Closing shall be effective as of 12:01 a.m., Baltimore, Maryland time on the Closing Date (the "Effective Time of Closing").

     3.2 CLOSING DELIVERIES BY SELLER. At the Closing, subject to the terms and conditions set forth in this Agreement, Seller shall deliver, or cause to be delivered, to Buyer all documents reasonably required to implement the transactions contemplated in this Agreement including, but not limited to, all originals of the Purchased Contracts and books and records, and all bills of sale, assignments, consents, attornments, estoppels, termination statements, employment agreements and such other documents as Buyer may reasonably require.

     3.3 CLOSING DELIVERIES BY BUYER. At the Closing, subject to the terms and conditions set forth in this Agreement, Buyer shall deliver, or cause to be delivered, to Seller the Purchase Price as set forth in Section 2.3.

     3.4 PRO-RATION OF TAXES. All personal property taxes assessed against or prepaid with respect to the Purchased Assets for the tax year in which the Closing Date occurs shall be pro-rated as of the Closing, based upon the applicable tax rate for such period. Seller shall be responsible for that portion of the pro-rated taxes accrued for the period ending as of the Closing Date if, and to the extent, any such tax claim is allowed in Seller's Bankruptcy Case, and Buyer shall be responsible only for that portion of the pro-rated taxes attributable to the period beginning after the Closing Date.


                                   ARTICLE IV
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Buyer, each of which (a) is relied upon by Buyer in executing this Agreement, and (b) shall be true and correct as of the date hereof and as of the Closing Date as though such representation and warranty is made as of the Closing Date.

          4.1.1  AUTHORIZATION.  Subject to  approval of the  Bankruptcy  Court,
Seller has full corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Seller, and Seller has duly executed and delivered this Agreement. Subject to approval of the Bankruptcy Court, this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Seller, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.


          4.1.2 NO VIOLATION OR CONFLICTS; CONSENTS. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any Applicable Law applicable to Seller or any of the properties or assets of Seller (including, but not limited to, the Purchased Assets); or (ii) any Purchased Contract. Except for the Bankruptcy Approval (defined in Section 6.8), no Governmental Approval or other Consent is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          4.1.3 LITIGATION AND CLAIMS. Except as set forth in Schedule 4.1.3, there is no action, claim, demand, suit, judicial, administrative or governmental proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against or relating to Seller or relating to the transactions contemplated by this Agreement, and Seller does not know or have any reason to be aware of any basis for the same.

          4.1.4 COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.1.4, Seller has complied in all material respects with all Applicable Laws, and Seller has not received any notice alleging any noncompliance with such Applicable Laws.

          4.1.5 GOVERNMENTAL APPROVALS. Schedule 4.1.5 sets forth all Governmental Approvals necessary or required in connection with, or otherwise material to, the conduct of the Business. All such Governmental Approvals have been duly obtained and are in full force and effect and are, or upon expiration will be, renewable on terms not materially less favorable to Buyer than their existing terms, and Seller is in compliance with each of such Governmental Approvals held by it.

          4.1.6 PURCHASED ASSETS. Subject to approval of the Bankruptcy Court, Seller has good and marketable title to all the Purchased Assets free and clear of any and all Liabilities (except as set forth in Schedule 4.1.6), and will convey the Purchased Assets to Buyer at the Closing free and clear of any and all Liabilities. The Purchased Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business as conducted by Seller since June 8, 2001. The Purchased Assets are adequate for the purposes for which such assets are currently used or are held for use, and are in good repair and operating condition (subject to normal wear and tear) and, to the knowledge of Seller, there are no facts or conditions affecting the Purchased Assets which could, individually or in the aggregate, interfere in any material respect with the use or operation thereof as currently used or operated, or their adequacy for such use. Seller owns all of the FF&E set forth on Schedule 2.1(a), and all other FF&E used or held for use by Seller in connection with the Business as conducted by Seller since June 8, 2001.

          4.1.7 PURCHASED CONTRACTS.

                 (a) Seller has delivered to Buyer complete and correct copies of all written Purchased Contracts, together with all amendments thereto, and true and correct written descriptions of all material terms of all oral Purchased Contracts.

                 (b) Subject to approval of the Bankruptcy Court, all Purchased Contracts are in full force and effect, unmodified and enforceable against each party thereto in accordance with their terms. There does not exist under any Purchased Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Seller or, to the knowledge of Seller, any other party thereto. The enforceability of each Purchased Contract will not be affected in any manner by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 4.1.7(b) and subject to approval of the Bankruptcy Court,
(i) all of the Purchased Contracts are assignable by Seller to Buyer; (ii) the Contracts were each entered into at arm's length in the ordinary course of business consistent with prior practice; (iii) none of the Purchased Contracts provide for prepayments to Seller; (iv) Seller has not received any prepayment with regard to any of the Purchased Contracts; and (v) Buyer is entitled to request full payment under each of the Purchased Contracts for Buyer's performance or delivery of products or services thereunder.

          4.1.8 CUSTOMERS. Schedule 4.1.8 hereof sets forth a complete and accurate list of all customers of the Business. Since June 8, 2001, Seller has not received any notice nor does it have any reason to believe that any customer of Seller (i) has ceased, or will cease, to use the products, goods or services of Seller,
(ii) has substantially reduced or will substantially reduce, the use of products, goods or services of Seller, or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of Seller, including in each case after the consummation of the transactions contemplated hereby. Schedule 4.1.8 includes a list of all customers from whom payments (as a result of sales by Sellers) are delinquent and all customers of Seller who have been placed on cash-on-delivery terms or to which products and services are no longer provided due to poor credit history or other disputes.

          4.1.9 SUPPLIERS. Schedule 4.1.9 sets forth a complete and accurate list of all vendors and other suppliers of Seller to whom Seller has made payment for goods and services furnished of at least $10,000 within the preceding twelve (12) months, relating to the types of services provided since June 8, 2001. Seller has not received any notice nor does it have any reason to believe that any such vendor or supplier of Seller has ceased, or will cease, to furnish products, goods or services to Seller.

          4.1.10 INTELLECTUAL PROPERTY.

                 (a) Schedule 4.1.10(a) lists all Registered Intellectual Property owned by, or filed in the name of, Seller (the "Seller Registered Intellectual Property"), and lists (i) any proceedings or actions before any court, tribunal, Internet registration authority or equivalent authority anywhere in the world related to any of the Seller Registered Intellectual Property and (ii) the date on which such registrations will expire or by which time the rights in the Seller Registered Intellectual Property related to such registrations will have to be renewed or extended to prevent expiration, lapse or other loss.

                 (b) Subject to approval of the Bankruptcy Court, each item of Seller Intellectual Property, including, without limitation, all Seller Registered Intellectual Property, is free and clear of any and all Liabilities (except as set forth in Schedule 4.1.10(b)). Seller (i) is the exclusive owner of, and has the right to use exclusively, all trademarks, trade names and Domain Names used in connection with the operation or conduct of the Business, including the sale of any products or technology or the provision of any services by Seller and (ii) owns exclusively, and has good title to, all copyrighted works that are products of Seller (including all copyrights related to any World Wide Web or other similar Internet sites operated by or on behalf of Seller), and other works of authorship that Seller otherwise purports to own. Seller has delivered to Buyer correct and complete copies of all patents, registrations, applications and other written documentation evidencing ownership and prosecution of the Seller Intellectual Property.

                 (c) Seller has not transferred ownership of (or granted any license of or right to use or authorized the retention of any rights to use) any Seller Intellectual Property to any Person.

                 (d) The Purchased Contracts include all contracts, licenses and agreements to which Seller is a party with respect to any Intellectual Property of any Person other than Seller.

                 (e) The operation of the Business as currently conducted does not infringe or misappropriate the Intellectual Property of any Person, and Seller has not received notice that such operation of the Business so infringes or misappropriates any such Intellectual Property. To the knowledge of Seller, no Person is infringing or misappropriating any Seller Intellectual Property.

                 (f) No Seller Intellectual Property or product, technology or service of Seller is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of such Seller Intellectual Property.

          4.1.11 BOOKS AND RECORDS. The books of account of Seller, insofar as they relate to or affect the Business and the Purchased Assets, are accurate and complete in all material respects and reflect all of the transactions entered into by Seller or to which Seller is a party, in accordance with generally accepted accounting principles consistently applied throughout.

          4.1.12 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Seller in such manner as to give rise to any claim against Buyer for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to Seller upon consummation of the transactions contemplated hereby.

          4.1.13 DISCLOSURE. Neither this Agreement nor any schedule, certificate, exhibit, agreement, summary, instrument or document furnished or to be furnished by Seller pursuant hereto or in connection with the due diligence process performed by Buyer in connection herewith, contains any untrue statement of a material fact or omits or fails to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which made, not misleading. Seller does not have any information or knowledge of any fact relating to the Business, which, if known to Buyer, might reasonably be expected to deter Buyer from completing the transactions contemplated herein at the price and upon the other terms set forth herein.

     4.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties to Seller, each of which (a) is relied upon by Seller in executing this Agreement, and (b) shall be true and correct as of the date hereof and as of the Closing Date as though such representation and warranty is made as of the Closing Date.

          4.2.1 AUTHORIZATION. Buyer has full corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Buyer, and Buyer has duly executed and delivered this Agreement. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Buyer, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          4.2.2 NO VIOLATION OR CONFLICTS; CONSENTS. The execution, delivery and performance of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time, or both) any Applicable Law applicable to Buyer. Except for the Bankruptcy Approval, no Governmental Approval or other Consent is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          4.2.3 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Buyer in such manner as to give rise to any claim against Seller for any brokerage or finder's commission, fee or similar compensation.

          4.2.4 DISCLOSURE. Neither this Agreement nor any schedule, certificate, exhibit, agreement, summary, instrument or document furnished or to be furnished by Buyer pursuant hereto, contains any untrue statement of a material fact or omits or fails to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which made, not misleading.


                                    ARTICLE V
                                    ---------
                       CERTAIN MATTERS PENDING THE CLOSING
                       -----------------------------------

     5.1 BANKRUPTCY APPROVALS. Seller shall use its best efforts to obtain as expeditiously as possible (but not later than the dates set forth therein) the Bankruptcy Approvals as defined in Section 6.8 hereof.

     5.2 CARRY ON BUSINESS IN REGULAR COURSE. Prior to the Closing Date, Seller shall (a) carry on the Business, and use the Purchased Assets, in the ordinary course consistent with prudent business practice; (b) maintain and repair the Purchased Assets in accordance with prudent business practice, and maintain and obtain adequate fire and casualty and general liability insurance for the Purchased Assets; (c) not acquire or dispose of any Purchased Assets or Purchased Contracts or enter into any contract, agreement or commitment with respect thereto (other than in the ordinary course of business) without the prior written consent of Buyer, (d) not amend, modify or terminate any Purchased Contract without the prior written consent of Buyer, and (e) comply with all Applicable Laws and with all Governmental Approvals.

     5.3 ACCESS TO INFORMATION. Seller shall permit reasonable access to Seller's properties and personnel by Buyer and its accountants, counsel, consultants, employees and agents, and shall make available to Buyer and its representatives all material, books, papers, agreements and other records relating to the Purchased Assets, the Business and the obligations and liabilities of Seller so that Buyer may complete its review of the properties and records of Seller (the "Due Diligence Review") prior to August 24, 2001. In addition, Buyer shall have the right to speak and/or meet with customers and suppliers of Seller at any time, and Seller shall cooperate in facilitating such discussions so that Buyer may complete the Due Diligence Review prior to August 24, 2001. Seller's obligations under this Section 5.3 shall not terminate on August 24, 2001, but shall survive until the Closing Date.

     5.4 COOPERATION. Prior to the Closing Date, Buyer and Seller shall cooperate in connection with the giving of any notices to any Governmental
Authority or securing any Governmental Approval required by Applicable Law or any other Consent in connection with the consummation of the transactions contemplated under this Agreement.


                                   ARTICLE VI
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER


     The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Buyer), on or prior to the Closing Date, of the following conditions:

     6.1 REPRESENTATIONS; PERFORMANCE. The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date. Seller shall have duly performed and complied with all agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     6.2 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date hereof that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a material adverse effect on the Business or the Purchased Assets.

     6.3 PROCEEDINGS AND CONSENTS. All proceedings, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer and supplied to Buyer upon request the originals or true and correct copies of all documents or other information which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

     6.4 DELIVERIES AT CLOSING. Seller shall have delivered to Buyer the documents required under Section 3.2 hereof.

     6.5  EMPLOYMENT  AGREEMENTS.  Each  of  Seller's  employees  identified  on
Schedule 6.5 shall have executed employment agreements with Buyer or one of Buyer's Affiliates in form and substance satisfactory to Buyer and its counsel.

     6.6 SALE FREE AND CLEAR. Seller shall have taken all necessary actions to effectuate the sale, transfer and assignment of the Purchased Assets to Buyer free and clear of all Liabilities.

     6.7 PURCHASED CONTRACTS. Seller shall have caused all obligations of Seller under the Purchased Contracts to be fully performed, satisfied and/or paid, including but not limited to, obligations due to be performed prior to the Effective Time of Closing or due to be performed on or after the Effective Time of Closing with respect to events which precede the Effective Time of Closing (e.g. Liabilities for property and other taxes). All such obligations shall be fully performed, satisfied, and/or paid so that Buyer shall be in the position of assuming the Purchased Contracts as if such Purchased Contracts had not been in existence or effective prior to the Effective Time of Closing.

     6.8 BANKRUPTCY APPROVALS. The Bankruptcy Court shall have entered orders, which orders shall have become final and non-appealable, in form and substance satisfactory to Buyer and its counsel, (i) on or before August 20, 2001, approving the procedures for the sale of the Purchased Assets including, but not limited to, the break-up fee contemplated in Article IX hereof; and (ii) on or before September 10, 2001, approving the sale of the Purchased Assets free and clear of all Liabilities (the "Bankruptcy Approvals").

     6.9 DUE DILIGENCE REVIEW. Buyer shall have satisfactorily completed the Due Diligence Review, in Buyer's sole discretion; provided that unless Buyer gives written notice to Seller that the Due Diligence Review is not satisfactory to Buyer at or before 11:59 p.m. on August 24, 2001, such condition shall be deemed irrevocably waived.


                                   ARTICLE VII
                                   -----------
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
                -------------------------------------------------

     The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Seller), on or prior to the Closing Date, of the following conditions:

     7.1 REPRESENTATIONS; PERFORMANCE. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date. Buyer shall have duly performed and complied with all agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     7.2 DELIVERIES AT CLOSING. Buyer shall have delivered or cause to be delivered to Seller the Purchase Price as set forth in Section 2.3.

     7.3 BANKRUPTCY COURT APPROVAL. Bankruptcy Court approval of the sale of assets set forth herein shall have been obtained.


                                  ARTICLE VIII
                                  ------------
                  ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
                  ---------------------------------------------

     8.1 FURTHER ASSURANCES. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

     8.2 LIABILITY FOR TAXES. Subject to Sectopm 1146(c) of the Bankruptcy Code, Seller shall be responsible for the timely payment of all transfer, conveyance, excise and other similar taxes and fees (except sales taxes) arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement, and Buyer shall be responsible for the timely payment of all sales taxes arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement.

     8.3 COOPERATION. After the Closing Date, each party shall cooperate with the other to ensure that (i) all bills, invoices and other accounts payable attributable to the operation of the Business by Seller prior to the Closing Date are forwarded to Seller and all accounts receivable of Seller arising prior to the Closing Date are forwarded to Seller, and (ii) all bills, invoices and other accounts payable attributable to the operation of the Business by Buyer after the Closing Date are forwarded to Buyer and all accounts receivable of Buyer arising after the Closing Date are forwarded to Buyer.

     8.4 ACCESS TO CERTAIN BOOKS AND RECORDS. Each of Buyer and Seller agrees that, after the Closing Date, it will cooperate with and make available to the other party, during normal business hours, the Purchased Materials (in the case of Buyer) and all other historical (pre-Closing) books, records and other materials of Seller relating to the Purchased Assets and Business (in the case of Seller) (collectively, the "Information") for any reasonable business purpose. Except with respect to Information that is generally available to the public, the party requesting such Information shall (a) hold all such Information in the strictest confidence, except as required by applicable law,
(b) shall disseminate such Information only to its officers, directors, employees, representatives and agents who have been advised of the confidential nature of such Information, (c) shall return promptly, upon request of the other party, all copies of the Information received by it, and (d) shall take all steps necessary to cause its officers, directors, employees, representatives and agents to comply with the terms and conditions of this Section 8.4.

                                   ARTICLE IX
                                   ----------
                                  BREAK-UP FEE
                                  ------------

     9.1 If (a) Closing has not taken place on or before September 12,  2001, or
(b) this Agreement is terminated for any reason other than by Seller pursuant to
Section 10.1(d) hereof or by Buyer pursuant to Section 10.1(c)(iii) hereof, Seller shall pay to Buyer the sum of Twenty-Five Thousand Dollars ($25,000) as an agreed "break-up fee"; provided, however, that if Buyer closes on its purchase of the Purchased Assets and assignment of the Purchased Contracts at the Purchase Price set forth in Section 2.3 above, then no "break-up fee" shall be owing by Seller. It is agreed that the "break-up fee" shall be an allowed administrative expense claim under Sections 503(b) and 507(a)(1) of the Bankruptcy Code in the Bankruptcy Case and shall be paid by Seller to Buyer in cash or immediately available funds within five (5) business days after it shall become due in accordance with the conditions set forth in this paragraph, without further order of the Bankruptcy Court or otherwise.


                                    ARTICLE X
                                    ---------
                                   TERMINATION
                                   -----------

     10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the written agreement of Buyer and Seller;

          (b) by Buyer, by written notice to Seller, if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. Eastern Standard Time on September 12, 2001;

          (c) by Buyer, by written notice to Seller, if (i) the representations and warranties of Seller shall not have been true and correct in all respects as of the date hereof, or (ii) Seller breaches any of its covenants or agreements contained in this Agreement (and such breach, if curable, is not cured within ten (10) days after written notice thereof is provided to Seller) or (iii) prior to August 25, 2001, Buyer gives written notice to Seller that the Due Diligence Review is not satisfactory to Buyer; or

          (d) by Seller, by written notice to Buyer, if (i) the representations and warranties of Buyer shall not have been true and correct in all respects as of the date hereof, or (ii) Buyer breaches any of its covenants or agreements contained in this Agreement (and such breach, if curable, is not cured within ten (10) days after written notice thereof is provided to Buyer).

     10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 10.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in
Article IX and except for any liability resulting from such party's breach of this Agreement.

                                   ARTICLE XI
                                   ----------
                                  MISCELLANEOUS
                                  -------------

     11.1 EMPLOYEES. The parties agree that, from and after the date of this Agreement, (i) Seller shall notify Buyer of any planned meetings with Seller's employees to announce the transactions described in this Agreement and provide Buyer an opportunity to participate in any such meetings, (ii) Seller agrees not to make any statements, promises or commitments to Seller's employees regarding ongoing employment or regarding the terms of such employment with Buyer, and
(iii) Buyer may communicate with the employees of Seller about potentially hiring such employees. Buyer's discussion of employment with any employee of Seller is not a promise that any such employee will be offered employment or, if an offer is extended, that such offer will be at the same salary or wages or the same benefits, or that any such employee will be retained in the same position or jobs, nor a commitment as to duration of employment. Nothing in this Agreement shall (i) confer upon any employee or former employee of Seller any right with respect to continued employment by Buyer, or (ii) interfere with any right Buyer may have after the Closing to (A) terminate employment of any employee at any time, with or without cause or notice, or (B) establish or modify any of the terms and conditions of the employment (including any compensation or benefit plan, policy, program or arrangement) of any employee, in the exercise of its sole and absolute discretion. The employees hired by Buyer shall be subject to all of Buyer's employment, personnel and wage policies. Buyer shall have no obligation or liability whatsoever as to any employee, former employee or independent contractor of Seller with respect to any matter arising from his or her employment by Seller, including without limitation, allowed and unpaid compensation, severance or vacation pay and pension, retirement, employee welfare or other benefits, claims of any employee under any federal, state or local law designed to protect employees, including equal employment laws, wrongful discharge laws, the Worker Adjustment and Retraining Notification Act (29 U.S.C. 2101, et seq.) (the "WARN Act"), the Employee Retirement Income Security Act of 1974, the Multiemployer Pension Plan Amendments Act of 1980 and the Internal Revenue Code of 1986, as amended or other rights, and Seller agrees that any and all obligations of Seller with respect to such matters shall not be Assumed Liabilities, and shall be Excluded Liabilities and remain the obligations and liabilities of Seller and be timely performed and/or paid by Seller. Seller agrees to terminate prior to the Closing the employment of all of Seller's employees, unless Seller elects to continue any such Person's employment and continues to be responsible for all obligations and liabilities with respect thereto. Seller shall be responsible for any legally mandated continuation of health care coverage and related notices for any employee or former employee of Seller who has a loss of health care coverage due to a qualifying event on or before the Closing Date, including but not limited to the transactions contemplated herein.

     11.2 EXPENSES. Except as provided in Section 8.2, Seller, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys, auditors, and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated. Seller shall bear the expense of obtaining any Consents necessitated by any contract, agreement or Applicable Law to which it is a party or by which it is bound, and Buyer shall likewise bear the expense of obtaining any Consents necessitated by any contract, agreement or Applicable Law to which it is a party or by which it is bound.

     11.3 SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     11.4 SURVIVAL OF COVENANTS AND AGREEMENTS. All covenants and agreements of the parties hereto to be performed after the Closing shall survive the Closing. The representations and warranties of the parties set forth in Article IV shall not survive the Closing.

     11.5 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram.

           (i)   if to Buyer to:

                 Sylvan Learning Systems, Inc.
                 1001 Fleet Street
                 Baltimore, Maryland 21202
                 Attention:  Robert W. Zentz

                 with a copy to:

                 Richard L. Wasserman, Esq.
                 Venable, Baetjer and Howard, LLP
                 1800 Mercantile Bank & Trust Building
                 2 Hopkins Plaza
                 Baltimore, Maryland  21201

           (ii)  if to Seller to:

                 Caliber Learning Network, Inc.
                 509 South Exeter Street
                 Baltimore, Maryland  21202
                 Attention:  Glen M. Marder
                 with a copy to:

                 Joel I. Sher, Esq.
                 Shapiro Sher & Guinot, P.A.
                 Suite 2000
                 36 South Charles Street
                 Baltimore, Maryland  21201-3147

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the third business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     11.6 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     11.7 REMEDIES. The parties hereto recognize that in the event Seller fails to fulfill or perform any of its covenants or agreements set forth in, or contemplated by, this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to seek injunctive relief, specific performance or any other form of relief to remedy a breach or threatened breach of this Agreement by Seller and to enforce the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives any defense that there is an adequate remedy at law. The existence of this right shall not preclude or otherwise limit the applicability or exercise of any other rights and remedies that Buyer may have at law or in equity. Notwithstanding anything herein to the contrary, if Seller breaches any of its representations or warranties or fails to fulfill or perform any of its covenants or agreements set forth in, or contemplated by, this Agreement, this Agreement shall not impose any personal liability on any individual employed by or acting on behalf of Seller for breach of this Agreement.

     11.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the purchase of assets contemplated in this Agreement.

     11.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     11.10 GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Maryland, without giving effect to the conflict of laws rules thereof.

     11.11 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns including, but not limited to, any Chapter 11 or Chapter 7 trustee that may hereafter be appointed in Seller's Bankruptcy Case.

     11.12 ASSIGNMENT. Buyer shall have the right to assign any or all of its rights, and delegate any and all of its obligations, under this Agreement to one or more Persons in Buyer's sole discretion.

     11.13 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective successors and permitted assigns.

     11.14 AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     11.15 INTERPRETATION. The parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


WITNESS/ATTEST:                       SYLVAN LEARNING SYSTEMS, INC.



                                      By: /s/ ROBERT W. ZENTZ
--------------------------------         ---------------------------------(SEAL)
                                         Name:   Robert W. Zentz
                                         Title:  Senior Vice President


                                      CALIBER LEARNING NETWORK, INC.,
                                        as debtor in possession



                                      By: /s/ GLEN M. MARDER
--------------------------------         ---------------------------------(SEAL)
                                         Name:   Glen M. Marder
                                         Title:  Chief Executive Officer

                            ASSET PURCHASE AGREEMENT

                                 Schedule 2.1(a)

                                      FF&E
                                      ----



 1 QTY.  MS SQL 7.0 Database Cluster; two-server cluster.
 8 QTY.  WEB servers with licensed web server software.
 1 QTY.  CHAT server with licensed chat server software.
 1 QTY. E-MAIL server with licensed e-mail server software. 1 QTY. Financial Transaction server.
 1 QTY.  Network Attached Storage device.
 5 QTY.  Microsoft Windows Media streaming servers.
 4 QTY.  WEB servers with licensed web server software.
 2 QTY.  Collaboration servers with licensed software.
 1 QTY.  MS SQL 7.0 Database Cluster; two-server cluster.
20 QTY.  General purpose desktop computers.

                            ASSET PURCHASE AGREEMENT

                                 Schedule 2.1(d)


                               Purchased Contracts
                               -------------------


To be provided by Buyer on or before August 27, 2001

                            ASSET PURCHASE AGREEMENT

                                  Schedule 6.5

                                   Employees
                                   ---------

                                  Kevin Thibodeau
                                  Bryan Polivka
                                  Woody Hines
                                  Sheila McNeil
                                  Elizabeth Brubek
                                  Pat Chiecante
                                  Jesse Giordano
                                  Lisa Sears
                                  David Sheggud
                                  Anne Dimino
                                  Michael Reese
                                  Doug Stone
                                  Brian Birsa
                                  Doug Tucker
                                  Steve Fisher
                                  John Geiselman
                                  Jayson Loveless
                                  Chrin Shearin
                                  Jim Kelser
                                  Brendan Casey
                                  Lee Clinton
                                  Pinkhus Lemberg
                                  Yuri Moshinsky

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:                                 *

CALIBER LEARNING NETWORK, INC.,        *   Case No. 01-5-9533-JFS
                                            Chapter 11)
          Debtor.                      *

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

              ORDER GRANTING DEBTOR'S MOTION FOR APPROVAL OF ASSET PURCHASE AGREEMENT WITH SYLVAN LEARNING CENTER, INC.
              ----------------------------------------------------


     Upon consideration of the Motion for Order Approving Asset Purchase Agreement with Sylvan Learning Systems, Inc. or its assigns ("Sylvan") filed by Caliber Learning Network, Inc. (the "Debtor") (the "Sale Motion"), and the Asset Purchase Agreement attached thereto and/or referenced therein (the "Asset
Purchase Agreement"), and the Court having fully considered and heard all objections filed in response to the Sale Motion at a hearing held by this Court on _______________, 2001 (the "Sale Hearing"), and after due deliberation by this Court regarding this matter, it is this _______ day of __________, 2001, by the United States Bankruptcy Court for the District of Maryland (Baltimore Division),

     FOUND THAT:

     1. Notice of the Sale Motion, the Asset Purchase Agreement and the Sale Hearing was properly provided by the Debtor to all creditors and parties-in-interest entitled to such notice pursuant to applicable bankruptcy laws, statutes, and rules, and no other or further notice of the Sale Motion, Asset Purchase Agreement or Sale Hearing is necessary;

     2. Pursuant to the terms of the Asset Purchase Agreement, the Debtor has agreed to assume and assign and Sylvan has agreed to assume certain executory contracts (the "Executory Contracts"). The Executory Contracts which may be assumed and assigned are more particularly described in the Asset Purchase Agreement and schedules thereto. The Debtor believes the schedules are accurate and complete, but reserves the right to supplement the schedules;

     3. The Debtor's consummation and closing of the Asset Purchase Agreement represent a transaction that is within the sound business judgment of the Debtor;

     4. The procedures followed by the Debtor in obtaining and entering into the Asset Purchase Agreement, in providing notice of the Sale Motion, the Asset Purchase Agreement and the Sale Hearing, and in establishing the bidding procedures that the Debtor has implemented in order to attempt to obtain higher and better offers for the Purchased Assets being sold to Sylvan pursuant to the Asset Purchase Agreement, have insured that the Debtor has obtained the highest and best offer for the Purchased Assets which, in turn, has brought the highest and best value to the Debtor's bankruptcy estates;

     5. All requirements of Sections 363 (b), (f), (k), (l) and (m) and 365 of the United States Bankruptcy Code ("Bankruptcy Code") have been fully satisfied;

     6. The transactions contemplated by the Asset Purchase Agreement were undertaken and negotiated by the parties at arm's length, without collusion and in good faith within the meaning of 11 U.S.C. Section 363(m). Sylvan has acted in good faith in connection with the sale of assets and assumption and assignments contemplated under the Asset Purchase Agreement and this Order (the "Order") and is a good faith purchaser within the meaning of 11 U.S.C. Section 363(m); Sylvan is hereby found to be a bona fide purchaser with respect to the Purchased Assets;

     7. The Debtor and Sylvan have provided adequate assurance of cure and of future performance of all executory contracts which the Debtor seeks to assume and assign to Sylvan pursuant to 11 U.S.C. Section 365;

     8. The Purchase Price (as said term is defined in the Asset Purchase Agreement) being paid by Sylvan to the Debtor for the Purchased Assets, pursuant to the terms and conditions of the Asset Purchase Agreement, is fair and reasonable; and

     9. The relief requested in the Sale Motion is in the best interest of the Debtor's bankruptcy estate, the Debtor's creditors, equity holders and other parties-in-interest.

     THEREFORE, IT IS HEREBY,

     ORDERED that the relief sought in the Sale Motion is hereby granted in its entirety; and it is further

     ORDERED that the Asset Purchase Agreement, the terms and conditions thereof and the transactions contemplated therein are hereby approved in their entirety; and it is further

     ORDERED that all objections and responses to the Sale Motion are resolved in accordance with the terms of this Order, and to the extent any such objections or responses were not withdrawn, waived or settled, they are hereby overruled and denied; and it is further

     ORDERED that unless otherwise defined herein, the capitalized terms used in this Order shall have the same meaning ascribed to them in the Asset Purchase Agreement; and it is further

     ORDERED that the findings of facts set forth above are ratified and adopted as findings of this Court and are incorporated into this Order by reference, and to the extent any of the findings set forth herein are deemed to be conclusions of law, then such findings are hereby confirmed; and it is further

     ORDERED that the Debtor is hereby authorized to sell the Purchased Assets to Sylvan and to assume and assign to Sylvan the Executory Contracts upon the terms of the Asset Purchase Agreement in exchange for the consideration set forth in the Asset Purchase Agreement; and it is further

     ORDERED that the sale of the Purchased Assets and the assignment of the Executory Contracts to Sylvan shall be free and clear of all Liabilities, with any and all Liabilities to attach as of the Closing Date to the net proceeds of sale to the same extent and with the same priority as existed prior to the Closing Date; and it is further

     ORDERED that Sylvan shall assume no Liabilities with respect to the purchase of the Purchased Assets and assignment of the Purchased Contracts pursuant to the Asset Purchase Agreement except as expressly set forth therein; and it is further

     ORDERED that upon closing on the Asset Purchase Agreement and under the terms and conditions of this Order, the ownership of the Purchased Assets by Sylvan and the assignment of the Executory Contracts to Sylvan shall be free and clear of all Liabilities; and it is further

     ORDERED that the payment of the Purchase Price to the Debtor by Sylvan as set forth in the Asset Purchase Agreement is hereby approved; and it is further

     ORDERED that the Sylvan shall have no liability or responsibility for any liability or obligation of the Debtor other than for the Purchase Price (as provided for and defined in the Asset Purchase Agreement) except for ordinary course liability arising under the Purchased Contracts after the Closing Date as and to the extent provided in section 2.2 of the Asset Purchase Agreement; and it is further

     ORDERED, that Sylvan is hereby granted the protections provided to good-faith purchasers under 11 U.S.C. Section 363(m); and it is further

     ORDERED that the Debtor is hereby authorized and directed to take all actions and sign all documents as are necessary to close pursuant to the Asset Purchase Agreement and to consummate the transactions contemplated therein, including, without limitation, executing and delivering all of the instruments of transfer, conveyance documents and other documents (both before and after closing) necessary to consummate and settle the Asset Purchase Agreement and the transactions contemplated thereby; and it is further

     ORDERED, that notwithstanding Fed. R. Bankr. P. 6004(g) this Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing; and it is further

     ORDERED that this Court shall retain jurisdiction over any matters relating to or arising from the implementation of this Order including, without limitation, the resolution of any dispute whatsoever arising out of or concerning the Asset Purchase Agreement or the Purchased Assets; and it is further

     ORDERED that within three (3) business days of the entry of this Order, the Debtor shall serve a copy of the Order upon all parties in interest and no further notice of the Order and the terms contained herein shall be necessary under the Bankruptcy Rules.




                                           -------------------------------------
                                           United States Bankruptcy Court Judge





cc:  Joel I. Sher, Esquire
     Kimberly M. Stoker, Esquire
     Shapiro Sher & Guinot
     36 South Charles Street
     Suite 2000
     Baltimore, Maryland 21201

     Mark A. Neal, Esquire
     Acting Assistant United States Trustee
     Office of the United States Trustee
     300 West Pratt Street
     Suite 350
     Baltimore, Maryland  21201

     Richard L. Wasserman, Esquire
     Venable Baetjer & Howard
     Two Hopkins Plaza
     Suite 1800
     Baltimore, Maryland 21201

     Jeffrey Orenstein, Esquire
     One Central Plaza
     11300 Rockville Pike, Suite 408
     Rockville, Maryland 20852

     Attached Service List

                                  SERVICE LIST


                                              Richard L. Wasserman, Esquire
Edmund Goldberg, Esquire,                     John A. Roberts, Esquire                    Nelson C. Cohen, Esquire
Office of the United States Trustee           Lisa Bittle Tancredi, Esquire               Zuckerman Spaeder Goldstein Taylor
300 West Pratt Street, Ste 350                Venable Baetjer & Howard                    1201 Connecticut Avenue, N.W.
Baltimore, Maryland  21201-3147               2 Hopkins Plaza, Ste. 1800                  Suite 700
                                              Baltimore, MD   21201                       Washington, DC   20036-2638

                                                                                          Susan Sherrill, Esquire
F. Thomas Rafferty, Esquire                   Terry L. Musika, CPA                        U.S. Securities & Exchange Comm.
Ober Kaler Grimes & Shriver                   Navigant Consulting/Penta                   3475 Lenox Road, N.E.
120 E. Baltimore Street                       2 N. Charles Street, 4th Floor              Suite 1000
Baltimore, MD   21202                         Baltimore, MD   21201                       Atlanta, Georgia  30326-1232

                                              Internal Revenue Service                    State of Maryland
Internal Revenue Service                      Special Procedures                          Comptroller of the Treasury
Philadelphia, PA  19255                       P.O. Box 1076                               301 W. Preston Street
                                              Baltimore, MD   21203                       Baltimore, MD   21202

                                                                                          Bradley J. Swallow, Esquire
Comptroller of the Treasury                   Maryland DEED                               Gordon, Feinblatt, Rothman, Hoffberger
State Taxing Division                         1100 N. Eutaw Street, Room 401                & Hollander, LLC
Annapolis, MD   21411                         Baltimore, MD   21201                       233 E. Redwood Street
                                                                                          Baltimore, Maryland 21202

Daniel P. Kelliher, Esquire                   Richard Kremen, Esquire                     William Senft, Esquire
The Rouse Company                             Maria Ellena Chavez-Ruark, Esquire          Caliber Learning Network, Inc.
10275 Little Patuxent Parkway                 Piper Marbury Rudnick & Wolfe               509 Exeter Street, Suite 400
Columbia, MD 21044                            6225 Smith Avenue                           Baltimore, MD 21202
                                              Baltimore, Maryland 21209-3600
                                                                                          Bart Harmon
Simon Property Group, L.P.                    James E. Kelley, Jr., Esquire               Treasurer-Tax Collector
Attn: Ronald M. Tucker, Esquire               Lewis, Rice & Fingersh, L.C.                Attn: Elizabeth Molina
115 West Washington Street                    1010 Walnut, Suite 500                      1600 Pacific Highway, Rm. 162
Indianapolis, IN 46204                        Kansas City, Missouri 64106                 San Diego, CA 92101

Thomas J. Leanse, Esquire                     Dan Sheridan, Esquire
Brian D. Huben, Esquire                       Litigation Counsel                          Alan M. Grochal, Esquire
Katten Muchin Zavis                           General Growth Management, Inc.             Timothy J. Koeppl, Esquire
1999 Avenue of the Starts, Ste. 1400          110 North Wacker Drive                      Tydings & Rosenburg LLP
Los Angeles, CA 90067                         Chicago, IL 60606                           100 East Pratt Street, 26th Floor
                                                                                          Baltimore, Maryland  21202

Gina Baker Hantel, Esquire
Attorney for Commissioner of Revenue          Michael E. Levy, Esquire                    Jeffrey W. Orenstein, Esquire
Legal Services, 27th Floor                    385 Garrisonville Road, Suite 115           11300 Rockville Pike
312 8th Avenue North                          Stafford, VA 22554                          Suite 408
Nashville, TN 37243                                                                       Rockville, MD  20852

Shelley L. Forrest, Esquire
Missouri Dept. of Revenue                     Richard G. Hardy, Esquire                   J. Michael Kelly, Esquire
General Counsel's Office                      Ulmer & Berne LLP                           Cooley Godward LLP
PO Box 475                                    1300 East 9th Street, Suite 900             One Maritime Plaza, 20th Floor
Jefferson City, MO  65105-0475                Cleveland, OH 44114-1583                    San Francisco, CA 94111-3580

Nancy Hotchkiss, Esquire                      Corporate Real Estate Dept
Trainer Robertson                             Health Net, inc.
701 University Avenue, Suite 200              3400 Data Drive
Sacramento, CA 95825                          Rancho Cordova, CA 95670